Exhibit 99.1

Andatee China Marine Fuel Services Corporation to Receive Banker's Acceptance of USD 8.84 million

DALIAN, China, Sept. 7 /PRNewswire-Asia/ — Andatee China Marine Fuel Services Corporation ("Andatee" or the "Company") (Nasdaq:AMCF - News), the leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in Northern China, today announced that it has received RMB 60 million (approximately USD 8.84 million) in banker's acceptance from Bank of Yingkou for a period of six months.

The Bank of Yingkou has lent RMB 60 million (approximately USD 8.84 million) in banker's acceptance to Andatee as of September 2, 2010, with an interest rate of approximately 6% for a period of six months. The Company plans to use this loan for general corporate and working capital purposes as well as its ongoing acquisition activities in its continuous effort to establish its One-Stop Depot service model along the coastal areas.

"We're pleased with the foregoing bank loan arrangement as well as the confidence that local banks have shown in the company, especially under current credit-tightening circumstances," commented Mr. An Fengbin, Chairman, President and CEO of Andatee China Marine Fuel Services Corporation. "This loan, along with future more active involvement from other local banks will allow Andatee to vigorously pursue the expansion of footprints along the coastal areas as well as more market opportunities for its marine fuel products," Mr. An concluded.

About Andatee China Marine Fuel Services Corporation

Andatee China Marine Fuel Services Corporation ("Andatee" or the "Company") is a leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in Northern China. Andatee is headquartered in the City of Dalian, a key international shipping hub and an international logistics center in Northern China and maintains operations in Liaoning, Shandong and Zhejiang Provinces in the People's Republic of China.

Safe Harbor Relating to the Forward Looking Statements

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule under the Private Securities Litigation Reform Act of 1995. All forward-looking statements included herein are based upon information available to the Company as of the date hereof and, except as is expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. As a result, investors should not place undue reliance on these forward- looking statements. To the extent that any statements made here are not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates" and other words of similar meaning. The Company may also make written or oral forward-looking statements in its periodic reports filed with the U.S. Securities and Exchange Commission and other written materials and in oral statements made by its officers, directors or employees to third parties. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. Such risk factors include, without limitation, our ability to properly apply the fund to the Company's operational activities or service the terms and provisions of the bank loan. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the Company's filings with the Securities and Exchange Commission under the caption "Risk Factors" in such filings.

For more information, please contact:
Company Contact:
Mr. Wen Tong
Chief Financial Officer
Andatee China Marine Fuel Services Corporation
Phone: +86-411-8360-4683
Email: bill.wen@andatee.com
Web:   http://www.andatee.com